Exhibit 4.3

CONSENT TO AMENDMENT OF SHAREHOLDERS’ AGREEMENT

WHEREAS, each of the undersigned (collectively, the “Majority Holders”) is party to that certain Amended and Restated Shareholders’ Agreement, dated June 30, 2004 (the “Shareholders’ Agreement”), between the Holders and UTI Corporation, a Maryland corporation, as successor to MDMI Holdings, Inc., a Colorado corporation, f/k/a Medical Device Manufacturing, Inc. (the “Company”);

WHEREAS, pursuant to Section 19 of the Shareholders’ Agreement, a majority in interest of the Holders (as defined in the Shareholders’ Agreement) have the right to amend the Shareholders’ Agreement, provided that any amendment to Section 8(c)(i) of the Shareholders’ Agreement shall require the mutual written consent of KRG and DLJMB (as defined in the Shareholders’ Agreement);

WHEREAS, the Majority Holders represent a majority in interest of the Holders and include KRG and DLJMB;

WHEREAS, the Majority Holders desire to amend the Shareholders’ Agreement to provide that the Board (as defined in the Shareholders’ Agreement) shall consist of nine directors, five of whom shall be designated by KRG, three of whom shall be designated by DLJMB and the ninth director shall be the CEO of the Company.

NOW, THEREFORE, pursuant to Section 19 of the Shareholders’ Agreement:

1.                                       The Majority Holders hereby consent to the amendment of the Shareholders’ Agreement by deleting Section 8(c)(i) and replacing it with the following:

“(i) The Board of Directors of the Company (the “Board”) shall be comprised of nine directors (each a “Director”), subject to increase or decrease only by the mutual written consent of DLJMB and KRG. During the term of this Agreement and at any special or annual meeting of the Holders at which directors are to be elected to the Board, (A) DLJMB shall be entitled to designate three directors to sit on the Board (the “DLJMB Directors”); (B) KRG shall be entitled to designate five directors to sit on the Board (the “KRG Directors”); and (C) the Chief Executive Officer of the Company shall be designated as a director to sit on the Board, who initially shall be Ron Sparks. The rights granted with respect to the Holders pursuant to subclauses (A) and (B) of this Section 8(c)(i) shall continue with respect to such Holders until such time as the applicable Holders own less than 5% of the Company’s outstanding Common Stock on a fully diluted and fully converted basis (excluding unvested options).”

2.                                       Except as modified in the manner described in this Consent, the Shareholders’ Agreement shall remain in full force and effect.

3.                                       That this consent may be signed in any number of counterparts (facsimile or original), each of which shall constitute an original, with the same effect as if the signatories thereto and hereto were upon the same instrument.

[SIGNATURES PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Holders have executed this Consent as of the      day of September, 2004.

KRG/CMS L.P.

By:	KRG CAPITAL FUND I, L.P., its General Partner

By:	/s/ BRUCE L. ROGERS
Name:	Bruce L. Rogers
Title:	Managing Director

DLJ Merchant Banking Partners III, L.P.

By:	DLJ Merchant Banking III, Inc., its Managing General Partner

/s/ GEORGE R. HORNIG
Name:	George R. Hornig
Title:	Managing Director

DLJ Merchant Banking III, Inc., as Advisory General Partner on
behalf of DLJ Offshore Partners III-1, C.V. and as
attorney-in-fact for DLJ Merchant Banking III, L.P., as
Associate General Partner of DLJ Offshore Partners III-1, C.V.

/s/ GEORGE R. HORNIG
Name:	George R. Hornig
Title:	Managing Director

DLJ Merchant Banking III, Inc., as Advisory General Partner on
behalf of DLJ Offshore Partners III-2, C.V. and as
attorney-in-fact for DLJ Merchant Banking III, L.P., as
Associate General Partner of DLJ Offshore Partners III-2, C.V.

/s/ GEORGE R. HORNIG
Name:	George R. Hornig
Title:	Managing Director

DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III, C.V.

/s/ GEORGE R. HORNIG
Name:	George R. Hornig
Title:	Managing Director

DLJ MB PartnersIII GmbH & Co. KG

By:	DLJ Merchant Banking III, L.P., its Managing Limited Partner

By:	DLJ Merchant Banking III, Inc., its General Partner

/s/ GEORGE R. HORNIG
Name:	George R. Hornig
Title:	Managing Director

Millennium Partners II, L.P.

By:	DLJ Merchant Banking III, Inc., its Managing General Partner

/s/ GEORGE R. HORNIG
Name:	George R. Hornig
Title:	Managing Director

MBP III Plan Investors, L.P.

By:	DLJ LBO Plans Management Corporation II, its General Partner

/s/ GEORGE R. HORNIG
Name:	George R. Hornig
Title:	Director